POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby confirms to the Securities and Exchange Commission that Bonnie A. McDonald and/or Carol S. Laico (each an "Attorney-in-Fact"), with full power of substitution and revocation, signing individually or together, are authorized to: execute, for and on behalf of the undersigned, Forms 3, 4, and 5, and any amendments thereto, to be filed with the Securities and Exchange Commission in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.

The undersigned acknowledges that the foregoing Attorneys-in-Fact, individually in serving in such capacity at the request of the undersigned, are not assuming, nor is Westaff, Inc., a Delaware corporation, (the "Company"), assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to a Attorney-in-Fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of February of 2004.

				/s/ Grant M. Gray
				Signature

				Grant M. Gray
				Printed Name
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